ChoiceOne Financial Services, Inc. 10-Q

 EXHIBIT 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, each of the undersigned hereby certifies in his capacity as an officer of ChoiceOne Financial Services, Inc. (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2014 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: November 12, 2014	/s/ James A. Bosserd
James A. Bosserd President and Chief Executive Officer

Date: November 12, 2014	/s/ Thomas L. Lampen
Thomas L. Lampen Treasurer